UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2007

CARBIZ INC.
(Exact name of registrant as specified in its charter)

Ontario, Canada	000-52209	None
(State or other jurisdiction	(Commission File	(IRS Employer
of	Number)	Identification No.)
incorporation)

7405 North Tamiami Trail
Sarasota, Florida 34243
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (941) 952-9255

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act.

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02	Unregistered Sales of Equity Securities.

     Carbiz Inc. (the “Company”) has completed a financing with Trafalgar Capital Specialized Investment Fund, Luxembourg (“Trafalgar,” and together with the Company, the “Parties”). Pursuant to a Securities Purchase Agreement dated February 28, 2007 between the Parties (the “Securities Purchase Agreement”), the Company sold an aggregate of US$2,500,000 secured convertible debentures (the “Debentures”) to Trafalgar, of which US$1,000,000 was released upon execution of the Securities Purchase Agreement, US$750,000 will be released upon the filing of a registration statement (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Registration Rights Agreement (as defined below), and US$750,000 will be released on a date to be specified by the Parties, which in no event shall be later than June 30, 2007. The Debentures bear an annual interest rate of (i) 12% compounded monthly from the date of issuance until the Company files the Registration Statement; (ii) 10% compounded monthly from the date the registration statement is filed until it becomes effective; and (iii) 8% per annum thereafter until the Debentures are paid in full. The Debentures are convertible at Trafalgar’s option into common shares of the Company at a price per share equal to the lesser of (i) US$0.22 or (ii) 85% of the lowest daily closing bid price of the Company’s common shares, as quoted by Bloomberg, L.P., for the five trading days immediately preceding the date of conversion.

     The Debentures are secured by a pledge of 30,000,000 common shares of the Company pursuant to a Pledge and Escrow Agreement dated February 28, 2007 among the Parties and James G. Dodrill, II, P.A. (the “Pledge Agreement”) and further secured by a pledge of all of the Company’s assets under a Security Agreement dated February 28, 2007 between the Parties (the “Security Agreement”). The Pledge and Security Agreements were executed to ensure full and prompt payment of the Debentures, with Trafalgar having the ability to seize such shares and assets in the case of an event of default in accordance with the terms of the Securities Purchase Agreement.

     Contemporaneously with the execution and delivery of the Securities Purchase Agreement and the issuance by the Company to Trafalgar of the Debenture, the Parties executed and delivered a Registration Rights Agreement dated February 28, 2007 (the “Registration Rights Agreement”), pursuant to which the Company has agreed to prepare and file, within 45 days, the Registration Statement with the Commission for the resale by Trafalgar of that number of common shares of the Company that represents the lesser of (i) at least five times the number of shares anticipated to be issued upon conversion of the Debentures or (ii) 30% of the Company’s issued and outstanding common shares. Failure by the Company to file the Registration Statement or to have it declared effective could result in the Company having to pay liquidated damages to Trafalgar.

     In addition, the Company issued Trafalgar warrants (the “Warrants”) to purchase up to an aggregate of 2,500,000 common shares of the Company at a strike price of US$0.15 per share, exercisable over the next 5 years.

     The foregoing is a summary of each of the Securities Purchase Agreement, the Debenture, the Registration Rights Agreement, the Pledge Agreement, the Security Agreement and the Warrants and does not purport to be complete. The foregoing is qualified in its entirety by reference to the above-mentioned agreements, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

     The Company plans to use the proceeds from this financing for general corporate purposes and for working capital.

     The Debenture and Warrants issued in the financing described above were issued to persons located outside the United States who were not “U.S. persons,” as such term is defined in Regulation S (“Regulation S”) promulgated under the Securities Act of 1933, as amended, in reliance upon the exclusion from registration available under Regulation S.

     A copy of the press release dated March 12, 2007 announcing the financing described above has been furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

	10.1	Securities Purchase Agreement, dated February 28, 2007, by and between Carbiz Inc. and Trafalgar Capital Specialized Investment Fund, Luxembourg

	10.2	Secured Convertible Debenture, dated February 28, 2007, by and between Carbiz Inc. and Trafalgar Capital Specialized Investment Fund, Luxembourg

	10.3	Pledge and Escrow Agreement, dated February 28, 2007, by and between Carbiz, Inc., Trafalgar Capital Specialized Investment Fund, Luxembourg and James G. Dodrill, II, P.A., as escrow agent

	10.4	Security Agreement, dated February 28, 2007, by and between Carbiz Inc. and Trafalgar Capital Specialized Investment Fund, Luxembourg

	10.5	Registration Rights Agreement, February 28, 2007, by and between Carbiz Inc. and Trafalgar Capital Specialized Investment Fund, Luxembourg

10.6	Warrant to Purchase 1,250,000 Common Shares of Carbiz Inc.

10.7	Warrant to Purchase 1,250,000 Common Shares of Carbiz Inc.

10.8	Escrow Agreement, dated February 28, 2007, by and between Carbiz, Inc., and James G. Dodrill, as escrow agent

99.1	Press Release dated March 12, 2007

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CARBIZ INC.

Date: March 12, 2007	By:	/s/ Stanton Heintz
Stanton Heintz
Chief Financial Officer